UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2017

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In connection with remarks to be made at the J.P. Morgan 35th Annual Healthcare Conference in San Francisco on Tuesday, January 10, 2017, beginning at 10:30 a.m. (Pacific Time), DexCom, Inc. (“DexCom”) President and Chief Executive Officer Kevin Sayer will report preliminary, unaudited revenue for DexCom of approximately $168 million for the fourth quarter of 2016, up approximately 13% sequentially from the prior quarter and up approximately 28% from the fourth quarter of 2015. Preliminary, unaudited revenue for fiscal year 2016 was approximately $570 million, up approximately 42% from fiscal year 2015. Mr. Sayer will also disclose that DexCom’s estimated global patient base was approximately 200,000 patients as of December 31, 2016, with an estimated 20% to 25% residing outside the United States.

Finally, Mr. Sayer will provide DexCom’s financial outlook for fiscal year 2017, including:

•	an estimated range for revenue of $710 million to $740 million;

•	an estimated range for gross margin of 67% to 70%; and

•	an increase in operating expenses over fiscal year 2016 of approximately 20% to 25%.

Mr. Sayer’s presentation, which will occur live at the Westin St. Francis Hotel in San Francisco, will be concurrently webcast. The link to the webcast will be available on the DexCom website at www.dexcom.com by navigating to “About Us,” then “Investor Relations,” and then “Events and Presentations.”

The fourth quarter and fiscal year 2016 preliminary unaudited financial results contained in Mr. Sayer’s presentation and in this report are subject to finalization in connection with the preparation of DexCom’s Annual Report on Form 10-K for the three and twelve months ended December 31, 2016. This report contains, and Mr. Sayer’s presentation on January 10, 2017 will contain, forward-looking statements concerning DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to DexCom’s preliminary, unaudited revenue for the fourth quarter and fiscal year 2016, global patient base as of December 31, 2016 and estimated revenue, gross margin, operating expenses and global patient base for fiscal 2017. Because such statements deal with future events, they are subject to various risks and uncertainties. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s annual report on Form 10-K for the period ended December 31, 2015, as filed with the Securities and Exchange Commission on February 23, 2016, its most recent quarterly report on Form 10-Q for the quarterly period ended September 30, 2016, as filed with the Securities and Exchange Commission on November 1, 2016, and its other reports, each as filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this Current Report are made as of the date of this Current Report, based on information currently available to DexCom. Should one or more of these risks or uncertainties materialize, or should any of DexCom’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. DexCom undertakes no obligation to publicly update or revise any forward-looking statements or reasons why results might differ.

In connection with Mr. Sayer’s presentation, also on January 10, 2017, DexCom issued a press release announcing preliminary, unaudited financial results for the fourth quarter of 2016 and fiscal year 2016, financial outlook for fiscal year 2017, and certain other information, which is attached here as Exhibit 99.01.

The information in this Item 2.02, including Exhibit 99.01, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

The information contained herein is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.01	Press release dated January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Steven R. Pacelli
Steven R. Pacelli
Executive Vice President, Strategy and Corporate Development

Date: January 10, 2017

EXHIBIT INDEX

Number	Description

99.01	Press release dated January 10, 2017.